AMENDMENT NO. 1 TO SUBSCRIPTION AND PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Subscription and Purchase Agreement (the “Agreement”) dated as of July 8, 2008, by and between Clearant, Inc., a Delaware corporation (the “Company”), and CPI Investments, Inc., an Arizona corporation (the “Purchaser”), is hereby entered into and effective as of February 20, 2009. Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.

1. Sections 2.2(c) and (d) of the Agreement are amended to state in their entirety as follows:

(c) On or before March 31, 2009, the Company shall deliver to the Purchaser a Note in the principal amount of Six Hundred Thousand Dollars ($600,000), and the Purchaser shall deliver consideration to the Company in the amount of Six Hundred Thousand Dollars ($600,000), consisting of Sixty-Eight Thousand Dollars on December 12, 2008, Fifty Thousand Dollars ($50,000) on January 8, 2009, One Hundred Sixty Thousand Dollars ($160,000) on February 20, 2009, One Hundred Thousand Dollars ($100,000) before March 10, 2009and Two Hundred Twenty-Two Thousand Dollars ($222,000) on or before March 31, 2009 (collectively, the “Third Tranche”); and

(d) On or before April 30, 2009, the Company shall deliver to the Purchaser a Note in the principal amount of Six Hundred Thousand Dollars ($600,000) and the Purchaser shall deliver consideration to the Company in the amount of Six Hundred Thousand Dollars ($600,000) (the “Final Tranche”). Each of the financing “tranches” described in Section 2.2 (a)-(d) are sometimes individually referred to herein as a “Tranche” and collectively, the “Tranches.”

2. Purchaser acknowledges and agrees that Company is not in material breach or default of the Agreement or any outstanding Notes.

3. Provided that Purchaser timely makes the payments provided for above, the existing Purchaser Defaults for failure to timely make the payments previously provided for will be waived by Company.

4. Section 4.10 of the Agreement is hereby deleted in its entirety.

5. At the Company’s option, the initial Maturity Date of each outstanding Note is hereby extended to January 8, 2012, which shall be the initial Maturity Date of the Notes to be granted for the Third and Final Tranches.

6. Except as expressly set forth herein, the Agreement shall remain in full force and effect, and is hereby ratified and affirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

CLEARANT, INC.	CPI INVESTMENTS, INC.
By: /s/ Jon Garfield	By: /s/ Rick Boghan

Name: Jon Garfield Title: Chief Executive Officer	Name: Rick Boghan Title: COO